UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2010

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive
Watsonville, California  95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 29, 2010, West Marine, Inc. issued a press release announcing its condensed consolidated financial results for the 13-week period (second quarter) ended July 3, 2010 and for the 26-week period ended July 3, 2010. A copy of this press release is attached hereto as Exhibit 99.1.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.	Other Events.

West Marine is currently in discussions with Wells Fargo Bank, National Association, to essentially roll over our current credit facility.  We currently expect to, among other things, reduce the borrowing capacity under this credit facility to approximately $140.0 million with an option for up to an additional $25.0 million in borrowing capacity.  The capacity of this amended and restated credit facility reflects the significant operating cash flow generated by West Marine over the past several years.  We believe pricing for this new credit facility will be at current market rates, which rates are somewhat higher than those negotiated five years ago under our current facility.  Given the size of the facility, we anticipate that only a subgroup of the lenders participating in the current facility will remain in the amended and restated facility.  We expect to enter into the new credit facility during the third quarter of this year.

Special Note Regarding Forward-looking Statements

This report includes “forward-looking statements” within the meaning of Section 21E of the Exchange Act, including statements that are predictive or express expectations that depend on future events or conditions that involves risks and uncertainties.  These forward-looking statements include expectations of entering into an amended and restated credit facility with Wells Fargo Bank and with respect to the anticipated terms of the credit facility.  We cannot assure you that an amended and restated facility will be entered into during the expected time frame, or at all, and actual terms may differ materially from the preliminary expectations expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors, including those set forth in West Marine’s annual report on Form 10-K for the fiscal year ended January 2, 2010 and quarterly report on Form 10-Q for the fiscal quarter ended April 3, 2010.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibit:

99.1	Press Release dated July 29, 2010 (furnished pursuant to Item 2.02).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: July 29, 2010	By:	/s/ Thomas R. Moran
Thomas R. Moran
Senior Vice President and
Chief Financial Officer